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                                                                   EXHIBIT 10(a)

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), is made this 29th day of August 1994, by and between Augat Inc., a Massachusetts corporation with its principal place of business at 89 Forbes Boulevard, Mansfield, Massachusetts 02048 (the "Company"), and William R. Fenoglio, an individual residing at 72 Oakengates, Avon, Connecticut (the "Employee").

         The Company desires to employ the Employee, and the Employee desires to be employed by the Company, upon the terms and conditions hereinafter set forth. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. TERM OF EMPLOYMENT. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement, for the period commencing on September 6, 1994 (the "Commencement Date") and ending on September 5, 1997 (such period, as it may be extended, the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 4. The Employment Period will be automatically extended, after the initial three-year term, for two years unless terminated by either party by written notice to the other not less than six months prior to the commencement of the next succeeding two-year term. Any such termination shall be deemed to be a termination

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pursuant to Section 4.4.  In the event of a change in control of the Company
(as defined in Schedule B) during the term of this Agreement, the term shall be automatically renewed upon the same terms as set forth above in this
Section 1.

         2. TITLE; CAPACITY. The Employee shall initially serve as President/Chief Operating Officer. It is the intention of the Company that the Employee assume the position of President/Chief Executive Officer effective January 1, 1995, contingent upon a review by the Board of Directors of the Employee's performance with the Company and such other factors as the Board deems relevant. In the event that the Employee is not named President/CEO, effective on or before January 1, 1995 and the Employee chooses to terminate his employment or the Company chooses to terminate the employment of the Employee, Company will pay the Employee the compensation that would otherwise be payable to the Employee under this Agreement for a period of twelve months after the date of termination of his employment. The Employee shall be based at the Company's headquarters in Mansfield, Massachusetts, and shall be expected to relocate his family to the Massachusetts area within a reasonable period of time. The Employee will be reimbursed (in accordance with Company Policy) for his relocation and real estate expenses associated with his move to the Mansfield area. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Chief Executive Officer of the Company during 1994 and the Board thereafter.



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         The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board shall from time to time assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Employee agrees not to serve on more than one Board of a public or private company, bank or other institution or organization. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

         3.      COMPENSATION AND BENEFITS.
                 -------------------------

                 3.1 SALARY. The Company shall pay the Employee, in installments every two weeks, a minimum annual base salary of $400,000 during the term of this Agreement, subject to annual review and adjustment by the Board.

                 3.2 BONUSES. The Employee shall be entitled to participate in bonus plans adopted by the Board.

                 3.3 FRINGE BENEFITS. The Employee shall be entitled to participate in the "Deferral Plan for Senior Executives" and all retirement, insurance and medical benefit programs that the Company establishes and makes available to its employees to the extent that the Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate,



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including, but not limited to, the programs indicated on SCHEDULE A to this
Agreement, and shall be entitled to such other benefits as are indicated on said SCHEDULE A. In addition, during the term of this Agreement the Employee shall receive life insurance coverage in a face amount equal to at least three times his annual base salary.

                 3.4 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request.

                 3.5 USE OF AUTOMOBILE. The Company shall provide to the Employee, and the Employee shall have the sole and exclusive use of, an automobile of make and model of his choice owned or leased by the Company and the Company shall pay for the expenses of insurance, operation and maintenance. Each year the Employee shall account to the Company for any personal use of such vehicle in accordance with applicable standards from time to time published by the Internal Revenue Service. The Employee shall have the option of providing his own automobile and will receive reimbursement and a tax grossup on the same basis as if the Company had provided the automobile.


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                 3.6  COUNTRY CLUB MEMBERSHIP.  The Company shall pay the
initiation fees, annual dues, and minimum monthly or quarterly spending requirements, each year during the term of this Agreement in connection with the Employee's membership at a country club of his selection in the Massachusetts area.

                 3.7 STOCK OPTIONS. The Employee will participate in the Company's Stock Option and Restricted Stock Plans. The options shall be incentive stock options with respect to as many shares as is permissible under such plans and under the Internal Revenue Code and shall be nonqualified stock options with respect to the remaining shares.

           4. EMPLOYMENT TERMINATION. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

                 4.1 Expiration of the Employment Period in accordance with Section 1;

                 4.2 At the election of the Company, for cause, immediately upon written notice by the Company to the Employee. Cause for termination shall be deemed to exist upon (a) a good faith finding by the Board of the Company of failure of the Employee to perform his assigned duties for the Company (after six-month prior written notice from the Board to the Employee setting forth in reasonable detail such failure(s) and requesting the Employee to remedy the same), dishonesty, negligence or misconduct, or (b) the conviction of the Employee of, or entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony;



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                 4.3    Thirty days after the death or disability of the
Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 120 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

                 4.4 At the election of either party, upon not less than six months' prior written notice of termination.

           5.    EFFECT OF TERMINATION.
                 ---------------------

                 5.1 TERMINATION FOR CAUSE OR AT ELECTION OF EITHER PARTY. In the event the Employee's employment is terminated for cause pursuant to
Section 4.2, or at the election of the Employee pursuant to Section 4.4, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company. In the event the Employee's employment is terminated at the election of the Company pursuant to Section 4.4, the Company shall pay the Employee the compensation which would otherwise be payable to the Employee up to the last date to occur of (a) three years from the Commencement Date or (b) twelve months from the date of termination of his employment. Any payments to the


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Employee pursuant to the preceding sentence shall be reduced by any payments made to the Employee pursuant to Section 4(c)(i) of the Employee's Change of Control Letter Agreement dated September 6, 1994 with the Company.

                 5.2 TERMINATION FOR DEATH OR DISABILITY. In the event the Employee's employment is terminated by death pursuant to Section 4.3, the Company shall pay to the estate of the Employee the compensation which would otherwise be payable to the Employee up to the end of the month in which the termination of his employment because of death occurs. In the event the Employee's employment is terminated because of disability pursuant to Section 4.3, the Employee shall receive such disability benefits as are provided by the Company policy in effect at such time.

                 5.3 SURVIVAL. The provisions of Sections 7 and 8 shall survive the termination of this Agreement.

            6.   NON-COMPETE.
                 -----------

                 (a) During the Employment Period and for a period of three years after the termination or expiration thereof, the Employee will not directly or indirectly:

                        (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly-held company), engage in the business of developing, producing, marketing or selling products of the kind or type developed or being developed, produced,


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marketed or sold by the Company while the Employee was employed by the Company;
or

                         (ii)   recruit, solicit or induce, or attempt to
induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

                        (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.

                         (b)   If any restriction set forth in this Section 6
is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                         (c)   The restrictions contained in this Section 6
are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and, therefore, in the event of any such breach, in addition to such other remedies which may be



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available, the Company shall have the right to seek specific performance and injunctive relief.

            7.   PROPRIETARY INFORMATION AND DEVELOPMENTS.
                 ----------------------------------------

                 7.1   PROPRIETARY INFORMATION.
                       -----------------------

                 (a) Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

                 (b) Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company.


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                 (c)   Employee agrees that his obligation not to disclose
or use information, know-how and records of the types set forth in paragraphs
(a) and (b) above also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company's business.

                 7.2   DEVELOPMENTS.
                       ------------

                 (a) Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by the Employee or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

                 (b) Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this Section 7.2 7(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not


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during normal working hours, not on the Company's premises and not using the
Company's tools, devices, equipment or Proprietary Information.

                 (c) Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

                 7.3 OTHER AGREEMENTS. Employee hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.


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            8.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE EMPLOYEE.
                 ----------------------------------------------------------

                 8.1 WITH REGARD TO SHARES OF COMMON STOCK. The employee represents, warrants and agrees that:

                 (a)   unless effectively registered under the Securities
Act of 1933 (the "Act") any shares of Common Stock acquired by him pursuant to
this Agreement and the Offer Letter dated                        are acquired
for his own account without a view to the distribution thereof or other dispositions in violation of the Act and he does not intend to subdivide his acquisition of such shares of Common Stock with any other person; and

                 (b) unless effectively registered under the Act, any shares of Common Stock acquired by him shall not be sold, assigned, pledged, hypothecated or otherwise transferred, disposed of or encumbered, in whole or in part, unless, prior to the proposed sale, assignment, pledge, hypothecation, or other transfer, disposition or encumbrance thereof, (i) a registration statement in compliance with the Act with respect to such shares proposed to be transferred or encumbered shall then be effective or (ii) the Company shall have received an opinion of counsel satisfactory to the Company that an exemption from the registration requirements of the Act is applicable to such transaction.

                 8.2 EMPLOYMENT FEES. The Employee has not engaged the services of any person or company in connection with his



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employment with the Company who or which would be entitled to a fee for such services.

          9. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9.

         10. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

         11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

         12. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

         13. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.


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         14.   SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business; provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

         15.   MISCELLANEOUS.
               -------------

               15.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

               15.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

               15.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                                  AUGAT INC.

                                                         Vernon R. Alden
                                                  By:___________________________
                                                  Title: Chairman - Compensation
                                                         -----------------------
                                                         Committee of the Board
                                                         of Directors
                                                         -----------------------

                                                  EMPLOYEE

                                                  William R. Fenoglio
                                                  ______________________________





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                                   SCHEDULE A

                                Fringe Benefits
                                ---------------

         Employee shall be entitled to the benefits set forth in the Augat Benefits Handbook, except to the extent this Employment Agreement specifically provides otherwise.

         The Employee shall be entitled to have the Company prepare, or cause to be prepared, his federal and state income tax returns in accordance with current Company policy.

         The Employee may elect to receive the actuarial equivalent (in a lump sum) of the applicable benefits payable under the Supplemental Pension Plan.



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                                   SCHEDULE B

                               Change of Control
                               -----------------

         For purposes of this Agreement, a "change in control" of the Company shall occur or be deemed to have occurred only if (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years ending during the term of this Agreement (not including any period prior to the beginning of such term), the following individuals shall cease for any reason to constitute a majority of the Board: (a) individuals who at the beginning of the term of this contract constituted the Board, and (b) any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (i), (iii) or
(iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the term of this contract or whose election or


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nomination for election was previously so approved; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


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